                                                                   Exhibit 10.2

                              AMENDING AGREEMENT


          THIS AMENDING AGREEMENT dated as of April 7, 1998 among ARCHIVEX INC., RICHARD INGRAM, JOHN RICHARDSON, SAGARMATHA CAPITAL INC., GESTION 19-12 LTEE., 3371751 CANADA INC. (collectively, the "Sellers"), PIERCE LEAHY COMMAND COMPANY ("Pierce Leahy") and ARCHIVEX LIMITED ("Arch Ltd.")


W H E R E A S:
--------------

A. By agreement dated February 4, 1998 (the "Purchase Agreement") among the Sellers, and Pierce Leahy, Pierce Leahy agreed to purchase and the Sellers agreed to sell or cause to be sold, substantially all of the assets, property and undertaking of the Sellers pertaining to or used in connection with the business of records storage and management of documents and records (the "Business");

B. Arch Ltd. desires to purchase all of the assets, property and undertaking of the Sellers used in connection with the Business and located at the premises more particularly identified on Schedule A hereto (the "Montreal Properties");

C. To accomplish the foregoing, the parties hereto have agreed that the Purchase Agreement be amended in the manner set forth herein.

          NOW THEREFORE in consideration of the mutual covenants and agreements herein contained (and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


1.        Definitions.  All words and expressions defined in the Purchase
          -----------
Agreement shall have the same meanings when used herein, except to the extent that such terms are defined or modified in this Agreement or the context otherwise requires. In addition, whenever used in this Agreement:

          "this Agreement" means this amending Agreement, as the same may be
           --------------
          amended, supplemented, restated or otherwise modified from time to time, and the words "hereof", "herein" and "hereunder" and words of
                               ------    ------       ---------
          similar import when used in this Agreement shall refer to this amending Agreement as a whole and not to any particular provision of this amending Agreement; and

          "Montreal Assets" means those Purchased Assets located at, on, in, or
           ---------------
          otherwise associated or connected with the Montreal Properties, including, without limitation, the management agreements providing for the storage and management of documents and records at the Montreal Properties.


2.        Interpretation.
          --------------

(1) References to the Purchase Agreement shall include amendments thereto from time to time, including the amendments made by this Agreement.

(2) References to Articles, Sections, Exhibits and Schedules of an agreement shall be deemed to refer to Articles, Sections, Exhibits and Schedules of the Purchase Agreement, unless otherwise expressly stated.

(3) References to "Purchased Assets" shall, (i) as it relates to Arch Ltd., mean the Montreal Assets, and (ii) as it relates to Pierce Leahy, mean the Purchased Assets, other than the Montreal Assets (the "Remaining Assets").

(4) References to "Purchaser" in the Purchase Agreement shall mean (i) Arch Ltd., as purchaser of the Montreal Assets, and (ii) Pierce Leahy, as purchaser of the Remaining Assets.

(5) Each of the Sellers and Pierce Leahy acknowledge and confirm that certain rights and obligations under the Purchase Agreement shall enure to the benefit of Arch Ltd. to the extent contemplated herein, as if Arch Ltd. had originally executed and delivered the Purchase Agreement.

3.        Amendments to the Purchase Agreement.  The Purchase Agreement is
          ------------------------------------
hereby amended as follows:

Purchase and Sale of Assets
---------------------------

(1) by adding, immediately after "Section 1.1(b))," in the 9th line of Section 1.1(a), the following:

          "subject to and in accordance with the asset allocation more particularly identified in Section 1.1(c),";

(2) by redesignating Section 1.1(c) as Section 1.1(d) and adding the following new Section 1.1(c):

          "(c)  Allocation of Assets.  In accordance with Section 1.1(a):
                --------------------

          (i) Seller hereby agrees to sell, assign, convey, transfer and deliver to Arch Ltd., or cause to be sold, assigned, conveyed, transferred and delivered to Arch Ltd., and Arch Ltd. hereby agrees to purchase and acquire as of and with effect from the Closing Date, the Montreal Assets; and

          (ii) Seller hereby agrees to sell, assign, convey, transfer and deliver to Pierce Leahy, or cause to be sold, assigned, conveyed, transferred and delivered to Pierce Leahy, and Pierce Leahy hereby agrees to purchase and acquire as of and with effect from the Closing Date, all of the Purchased Assets, other than the Montreal Assets.";

Purchase Price
--------------

(3) by deleting Section 1.2(a) and Section 1.2(b)(i) and substituting the following:

          "(a) Purchase Price.  The aggregate purchase price payable by Pierce
               --------------
          Leahy and Arch Ltd. to the Seller for the Purchased Assets shall be Cdn.$90,000,000 less the Non-Competition Consideration (see Section
          1.3 below)(the "Purchase Price").

          (b) Payment of Purchase Price.  The Purchase Price shall be paid and
              -------------------------
          satisfied by Pierce Leahy and Arch Ltd. as follows:

          (i) at Closing, the aggregate sum of Cdn. $81,500,000, less the Non-Competition Consideration (see Section 1.3 below), shall be paid by certified cheque or wire transfer to Seller Group or as Seller Group otherwise directs (provided such direction is not inconsistent with the allocation of the Purchase Price set out in Exhibit B), such sum to be satisfied by Arch Ltd. and Pierce Leahy, respectively, in accordance with the following:

               Arch Ltd.            $54,290,773

               Pierce Leahy         $27,209,227; and"

(4) by deleting the word "Purchaser" in the 1st line of Section 1.2(b)(ii) and substituting the word "Pierce Leahy" and by adding, immediately after the words "(the "Escrow Amount")" in the 1st line of Section 1.2(b)(ii), the words ", on behalf of Seller Group,";

GST Election
------------

(5)  by adding, immediately after the word "Closing Date" in the 9th line of
Section 1.5, the following:

          "Purchaser shall indemnify and hold Seller Group harmless in respect of any Goods and Services Tax and Quebec Sale Tax, as well as penalties, interests and other amounts which may be assessed against any Seller Group Member under the Excise Tax Act (Canada) or An Act respecting Quebec Sales Tax (Quebec) as a result of the transactions contemplated pursuant to this Agreement not being eligible for any of the elections.";


Closing
-------

(6) by deleting the words "the day which is fifteen days following the Due Diligence Termination Date (as defined herein)" in the 3rd and 4th lines of
Section 1.6 and substituting the words "April 7, 1998";

Representations and Warranties of Seller and Principals
-------------------------------------------------------

(7)       by adding, immediately after Section 2.18(f), the following:

          "(g) Schedule M.2 contains a complete and accurate list, as of the date hereof, of all Employees employed in the bargaining unit described in the Collective Agreement (the "Union Employees").

          (h) All of the Employee Benefit Plans in which current or former Union Employees participate or in which they or their dependants are eligible to participate (the "Union Employee Benefit Plans") have been established, registered, invested and administered, in all respects, in accordance with all applicable laws, regulations, orders or other legislative, administrative or judicial promulgations ("Applicable Laws").

          (i) All obligations regarding the Union Employee Benefit Plans have been satisfied and there are no outstanding defaults or violations by any party thereto.

          (j) Seller has reserved the right, subject to the Collective Agreement, to amend, modify or terminate each Union Employee Benefit Plan, subject to such approvals required by Applicable Laws.

          (k) None of the Union Employee Benefit Plans, nor any related funding medium thereunder, is subject to any pending investigation, examination or other proceeding, action or claim initiated by a governmental agency or body, or by an other party, and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, claim or action or to affect the registration of any of the Union Employee Benefit Plans.

          (l) All contributions or premiums required to be made by the Seller under the terms of the Union Employee Benefit Plans or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the Seller does not have any liability with respect to any of the Union Employee Benefit Plans and contributions or premiums are to be paid on an accrual basis for the period up to Closing even though not otherwise required to be made until a later date in respect of a period that includes Closing.

          (m) No amendments have been made to the Union Employee Benefit Plans and except as provided in the Collective Agreement no improvements or amendments to the Union Employee Benefit Plans have been promised and no improvements or amendments will be made or promised.

          (n) Seller has delivered to Arch Ltd. true, correct and complete copies of all of the Union Employee Benefit Plans as amended as of the date hereof together with all related documentation (e.g funding agreements, funding and financial information, plan summaries, booklets and personnel manuals).

          (o) No insurance policy or other contract or agreement affecting the Union Employee Benefit Plans requires or permits a retroactive increase in premiums or payments due thereunder.

          (p) The level of insurance reserves under each insured Union Employee Benefit Plan is reasonable and sufficient to provide for all incurred but unincorporated claims.

          (q) With the exception of the group registered retirement savings plan provided under the Collective Agreement, none of the Union Employee Benefit Plans provides benefits to retired employees."

(8)       by addition a new Section 2.36 as follows:

          "Section 2.36  Shelving Co.
                         ------------

          (a) 100 common shares in the capital of Shelving Co. (as defined in Section 6.23) have been duly issued and are outstanding as fully paid and non-assessable.

          (b) Seller is the registered and beneficial owner of all the issued and outstanding shares in the capital of Shelving Co. with good and marketable title thereto free and clear of all liens. No person other than Pierce Leahy has any agreement, option, right or privilege capable of becoming an agreement for the purchase from Seller of any of the shares in the capital of Shelving Co.

          (c) There is no agreement, warrant or option existing pursuant to which Shelving Co. is or might be required to issue additional shares of Shelving Co.

          (d) The sole asset of Shelving Co. is a 100% interest in the tangible personal property used in connection with the operation of the Business in the Province of Ontario.

          (e) Shelving Co. does not have any liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise) other than federal goods and services taxes and provincial sales taxes incurred in connection with the purchase of the assets identified in
          Section 2.36(d) and legal fees incurred in connection with its incorporation."

Representations and Warranties of Pierce Leahy and Arch Ltd.
------------------------------------------------------------

(9) by deleting all references to the word "Purchaser" in Article 3 and substituting in each case the words "Pierce Leahy";

(10) by adding, immediately after Article 3, Article 3A entitled "REPRESENTATIONS AND WARRANTIES OF ARCH LTD." which shall provide as follows:

          "Arch Ltd. hereby represents and warrants to Seller and the Principals as follows and acknowledges that Seller and the Principals are relying on such representations and warranties in connection with the sale of the Montreal Assets:

          Section 3.1A  Status.  Arch Ltd. is a corporation duly organized,
                        ------
          validly existing and in good standing under the federal laws of Canada and has full power and authority to own its properties and to carry on the business as presently conducted by it. Arch Ltd. is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires.

          Section 3.2A  Due Authorization.  Arch Ltd. has the corporate power,
                        -----------------
          authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Arch Ltd., its directors and its sole shareholder.

          Section 3.3A  Enforceability of Obligations.  This Agreement
                        -----------------------------
          constitutes a valid and binding obligation of Arch Ltd. enforceable against Arch Ltd. in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

          Section 3.4A  GST Registration.  Arch Ltd. will, effective at the
                        ----------------
          Closing, be a registrant for the purposes of the Excise Tax Act (Canada) and the Act Respecting the Quebec Sales Tax.";

Survival of Representations and Warranties
------------------------------------------

(11) by adding, immediately after the words "Sections 3.1 through 3.3" in the 1st line of Section 4.2(a), the words "and Sections 3.1A through 3.3A";

Employee Covenants
------------------

(12)      by adding, immediately after the word "Employees" in the 2nd line of
Section 6.7(a), the words "other than Union Employees";

(13)      by deleting Section 6.7(b) and substituting the following:

          "(b) Collective Agreement.  Arch Ltd. agrees to succeed to the rights
               --------------------
          and obligations of Seller under the Collective Agreement, subject to
          Section 6.10, to the extent that they apply to the Union Employees, as required under the Collective Agreement and pursuant to applicable laws.";


(14)      by deleting Section 6.7(c) and substituting the following:

          "(c)  Hired Employees.  Employees, excluding the Union Employees, who
                ---------------
          accept employment with Pierce Leahy pursuant to Section 6.7(a) shall be referred to in this Agreement as "Non-Montreal Hired Employees". Employees, excluding the Union Employees, who accept employment with Arch Ltd. pursuant to Section 6.7(a) shall be referred to in this Agreement as "Montreal Hired Employees". The Non-Montreal Hired Employees and the Montreal Hired Employees shall be collectively referred to herein as "Hired Employees". Union Employees who are employed by Arch Ltd. pursuant to Section 6.7(b) shall be referred to in this Agreement as "Transferred Union Employees".";

(15) by deleting the words "more particularly set out in the employment agreement attached hereto as Exhibit D (the "Employment Agreement")" in the 3rd and 4th lines of Section 6.7(d) and substituting the following;

          "mutually acceptable to Pierce Leahy and each of Ingram and Richardson.";

(16)      by adding, immediately after the word "thereto" in the 4th line of
          Section 6.7(f), the following:

          "Subject to Section 6.8, Arch Ltd. shall bear and discharge any and all liability in respect of Transferred Union Employees (i) incurred as a result of an event that commences or occurs after the Closing, or
          (ii) that accrues from and after the Closing, and Arch Ltd. shall indemnify and save harmless Seller with respect thereto.";

Severance Costs
---------------

(17)      by deleting Section 6.8 (a) and substituting the following:

          "(a) Notwithstanding Sections 6.7(e) and 6.7(f), Seller, Pierce Leahy and Arch Ltd. agree as follows:

               (i) Seller and Pierce Leahy shall each be responsible for one-half of all costs, liabilities and expenses (including, without limitation, severance and termination costs and related legal and outplacement costs) of Seller or Pierce Leahy associated with or incurred as a result of the severance or termination, during the period commencing on the Closing Date and terminating on the first anniversary of the Closing Date, of the employment of (1) the employees of Pierce Leahy and its subsidiaries in its Canadian operations, including the Non-Montreal Hired Employees but excluding the Union Employees and the Montreal Hired Employees, and (2) the Employees, other than the Employees employed at the Montreal Properties, who do not accept employment with Pierce Leahy (such costs in the aggregate shall be referred to herein as "Non-Montreal Severance Costs").

               (ii) Seller and Arch Ltd. shall each be responsible for one-half of all costs, liabilities and expenses (including, without limitation, severance and termination costs and related legal and outplacement costs) of Seller or Arch Ltd. associated with or incurred as a result of the severance or termination, during the period commencing on the Closing Date and terminating on the first anniversary of the Closing Date, of the employment of (1) the employees of Arch Ltd., including the Montreal Hired Employees and the Transferred Union Employees, and (2) the Employees, other than the Employees employed at the non-Montreal Properties, who do not accept employment with Arch Ltd. (such costs in the aggregate shall be referred to herein as "Montreal Severance Costs").

               The Seller and the Principals jointly and severally agree to reimburse Pierce Leahy or Arch Ltd., as applicable, for and shall indemnify and hold harmless Pierce Leahy and Arch Ltd. from and against 50% of the after-tax effect (in accordance with Section 6.8(b)) of the aggregate amount of all Non-Montreal Severance Costs and Montreal Severance Costs (collectively, the "Severance Costs") paid by Pierce Leahy and Arch Ltd., respectively, and Pierce Leahy and Arch Ltd., as applicable, shall reimburse Seller Group for and shall indemnify and hold harmless Seller Group from and against 50% of the after-tax effect of the net amount of all Non-Montreal Severance Cost and Montreal Severance Costs paid by Seller Group. Notwithstanding anything contained in this Section 6.8, Seller and the Principals shall not be responsible for their portion of the Severance Costs attributable to the termination by Pierce Leahy of those approximately 33 employees of Automated Record Centres Limited which Pierce Leahy had identified as employees it planned to dismiss prior to the date of this Agreement.";


Employee Agreement
------------------

(18)      by deleting Section 6.10 and substituting the following:

          "Section 6.10  Employee Benefit Plans.  Except as provided in this
                         ----------------------
          Section 6.10, Seller shall remain responsible for, and shall indemnify Pierce Leahy and Arch Ltd. from and against any liability in respect of, any welfare, bonus, hospitalization insurance, medical benefit, dental benefit, disability insurance, post-retirement life insurance, post-retirement medical benefit, deferred compensation, profit-sharing, pension, retirement, severance pay, stock option, employee stock purchase or any other similar plan, arrangement or program ("Employee Benefit Plans") maintained or provided for the benefit of the Employees or former Employees. Notwithstanding any provision contained in this Agreement to the contrary: (i) Pierce Leahy shall not assume, or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit Plan maintained or provided by Seller for the benefit of Employees or former Employees of the Seller or in which Seller or its Employees or former Employees participate; and (ii) subject to Section 6.8 and any indemnification given by Seller to Pierce Leahy pursuant to this
          Section 6.10, Pierce Leahy shall be responsible for any liabilities and obligations arising under or as a result of any employee benefit plan maintained or provided by Pierce Leahy for the benefit of the employees of Pierce Leahy. Seller shall indemnify Pierce Leahy from and against any liabilities or obligations relating to such Employee Benefit Plans which arose on or prior to, or accrued up to, the Closing Date. Arch Ltd. agrees to provide to the Transferred Union Employees, effective as and from the Closing Date, the employee benefit and retirement income coverages required under the Collective Agreement including, without limitation, the group registered retirement savings plan and group insurance plan provided under the Collective Agreement. From and after the Closing Date, Arch Ltd. shall be responsible for the Employee Benefit Plans assumed by it pursuant to the Collective Agreement. Seller shall indemnify Arch Ltd. from and against any liabilities or obligations relating to such Employee Benefit Plans which arose on or prior to, or accrued up to, the Closing Date.";

Ontario Shelving
----------------

(19)      by adding a new Section 6.23 as follows:

          "Section 6.23 Transfer of Shelving.
                        --------------------

          (a) Prior to Closing, Seller shall incorporate a federal company ("Shelving Co.") as a wholly-owned subsidiary of Seller and shall transfer or cause to be transferred to Shelving Co. all of the tangible personal property used in connection with the operation of the Business in the Province of Ontario.

          (b) On Closing, and subject to the terms and conditions of the Purchase Agreement, Seller shall sell to Pierce Leahy and Pierce Leahy shall purchase from Seller all the issued and outstanding shares in the capital of Shelving Co. (the "Shelving Shares"), which shares shall constitute a portion of the Purchased Assets. The share certificates representing the Shelving Shares shall be fully transferable on the books of Shelving Co. and endorsed in blank for transfer in a manner satisfactory to the Purchaser's solicitors;

          (c) Purchaser shall be liable for, and shall pay all sales and transfer taxes, including federal and provincial sales taxes and goods and services taxes, payable by Archivex or Shelving Co. in connection with the conveyance and transfer of the tangible personal property by Archivex to Shelving Co.";

Inforef Project
---------------

(20)      by adding a new Section 6.24 as follows:

          "Section 6.24 Inforef Project.  Effective as of Closing, Purchaser
                        ----------------
          shall obtain the rights and assume the obligations of Seller under and pursuant to the Inforef Project with the Minister of Justice (Quebec). In connection therewith, Purchaser may receive certain refund payments from the Minister of Justice in accordance with the terms of the Inforef Project and as more particularly set out in Schedule V. Purchaser acknowledges that the Seller shall be entitled to receive the aggregate amount identified as "AR" in Schedule V from the Purchaser, the payment of which shall be satisfied by way of post-Closing adjustments agreed to by the parties in accordance with this Agreement. In addition, if any amount identified under the headings "Honor" and "Advance" in Schedule V are received by Purchaser after Closing, Purchaser shall receive any such payments in trust for the benefit of Seller and pay such amounts to Seller upon receipt thereof from the Ministry of Justice."

Closing Deliveries
------------------

(21)      by adding, immediately after the word Seller in the second line of
Section 10.1(h), the words ",the Principals, Sagarmatha, Gestion and Newco";

(22)      by deleting Section 10.1(i) and substituting the following:

          "(i) the certificates representing the Shelving Shares to be delivered in accordance with Section 6.23;";

(23)      by deleting Section 10.2(g);

General Indemnity
-----------------

(24)      by adding the following new Section 11.1(j):

          "(j) subject to Sections 6.23(c) and 2.36(e), any and all debts and liabilities (whether accrued, absolute, contingent or otherwise) of Shelving Co. incurred or suffered by Pierce Leahy by reason of the acquisition of the Shelving Shares.";

Environmental Indemnity
-----------------------

(25) by redesignating Section 11.2 as Section 11.2(a) and adding new Sections 11.2(b) and (c) as follows:

          "(b) Without limiting the generality of Section 11.2(a), Seller,
               Ingram and Sagarmatha agree to jointly and severally indemnify the Purchaser Related Indemnified Parties for all remediation of any environmental condition pertaining to the Owned Real Properties which remediation is necessary to (i) bring the Owned Real Properties into full conformity with all applicable Environmental Laws as they exist as of the date hereof, and (ii) remediate any Environmental Contamination which poses a significant adverse health risk to the Receptor. For the purposes of this Section 11.2(b), "Receptor" shall mean any person negatively impacted by the presence of any Hazardous Substance located on or originating from the Owned Real Properties.

          (c) In respect of the information contained in the Phase II environmental audits completed by Conestoga-Rovers Associates ("CRA") in April, 1998 pertaining to the Owned Real Property at 5015 Fisher Street, St. Laurent, Quebec, 3500 St. Jacques Street, Montreal, Quebec and 4005 and 4035 Richelieu Street, Montreal, Quebec (together, the "Phase

               II Environmental Audits") Seller Group and Purchaser shall as soon as is practicable following Closing jointly retain a member of the Quebec bar specializing in Environmental Law to review the Environmental Audits and Phase II Environmental Audits and shall, with advice from CRA (or other qualified environmental engineers) as required, provide an opinion to the Seller Group and the Purchaser (with a copy to their respective legal counsel) identifying the Environmental Remediation required pursuant to
               Section 11.2 (b) ("Environmental Remediation"). The Seller Group shall, as soon as is practicable following receipt of the opinion letter, retain CRA, or another qualified environmental engineer agreed upon by the parties acting reasonably, to complete the Environmental Remediation to the satisfaction of the Purchaser acting reasonably. The cost of the Environmental Remediation shall be borne exclusively by the Seller Group."

(26)      by deleting clause 11.3(b) and replacing it with the following:

          "(b) Notwithstanding Section 11.3(a), to the extent that the Environmental Audits and Phase II Environmental Audits reveal any Environmental Contamination relating to the Owned Real Property, the parties agree that the indemnity obligations of Seller, Ingram and Sagarmatha set out in Section 11.2 shall continue in respect thereof for ten (10) years."

(27)      by adding, immediately after the word "Agreement" in the 7th line of
Section 11.6, the following:

          "For the purposes of this Section 11.6, the Losses of Pierce Leahy and Arch Ltd. shall be considered collectively when determining whether the amount of such Losses exceeds $100,000."; and

General
-------

(28) by deleting the word "Purchaser" in the 2nd line of Section 12.8 and substituting the word "Pierce Leahy".

4.        Confirmation of Purchase Agreement.  Except as amended by this
          ----------------------------------
Agreement, the Purchase Agreement is hereby confirmed as being in full force and effect.

5.        Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

6.        Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                              PIERCE LEAHY COMMAND COMPANY

                              By:   /s/ Joseph P. Linaugh
                                    -------------------------
                              Name:
                              Title:

                              By:   /s/ J. Peter Pierce
                                    -------------------------
                              Name:
                              Title:


                              ARCHIVEX LIMITED

                              By:   /s/ Joseph P. Linaugh
                                    -------------------------
                              Name:
                              Title:

                              By:   /s/ J. Peter Pierce
                                    -------------------------
                              Name:
                              Title:


                              ARCHIVEX INC.

                              By:   /s/ Richard Ingram
                                    -------------------------
                              Name:
                              Title:

                              By:   /s/ John Richardson
                                    -------------------------
                              Name:
                              Title:

/s/                               /s/ Richard Ingram
---------------------------       ---------------------------
Witness                             RICHARD INGRAM


/s/                               /s/ John Richardson
---------------------------       ---------------------------
Witness                             JOHN RICHARDSON


                              SAGARMATHA CAPITAL INC.

                              By:   /s/ Richard Ingram
                                    -------------------------
                              Name:
                              Title:


                              GESTION 19-12 LTEE.

                              By:  /s/ Richard Ingram
                                   --------------------------
                              Name:
                              Title:

                              By:   /s/ John Richardson
                                    -------------------------
                              Name:
                              Title:


                              3371751 CANADA INC.

                              By:   /s/ Richard Ingram
                                    -------------------------
                              Name:
                              Title:

                              By:   /s/ John Richardson
                                    -------------------------
                              Name:
                              Title: